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                          SECURITIES PURCHASE AGREEMENT

                                      Among

                       DIGITAL COURIER TECHNOLOGIES, INC.,

                   BROWN SIMPSON STRATEGIC GROWTH FUND, LTD.,

                                       and

                    BROWN SIMPSON STRATEGIC GROWTH FUND, L.P.




                           Dated as of March ___, 1999


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                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is dated as of March __, 1999, among Digital Courier Technologies, Inc., a Delaware corporation (the "Company"), Brown Simpson Strategic Growth Fund, Ltd., a Cayman Islands exempt company ("Brown Simpson Limited"), and Brown Simpson Strategic Growth Fund, L.P., a New York limited partnership ("Brown Simpson LP"). Brown Simpson Limited and Brown Simpson LP, are each referred to herein as a "Purchaser" and are collectively referred to herein as the "Purchasers."

         WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to acquire from the Company, 800,000 units of the Company's securities (the "Tranche C Units"), each Tranche C Unit to consist of .00045 share (each, a "Tranche C Share") of the Company's Series A Convertible Preferred Stock, no par value (the "Series A Preferred Stock"), and one warrant (each, a "Tranche C Warrant"), to purchase one share of the Company's common stock par value $.0001 (the "Common Stock");

         WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to acquire from the Company, 1,600,000 units of the Company's securities (the "Tranche D Units" and, together with the Tranche C Units, the "Units"), each Tranche D Unit to consist of .00045 share (each, a "Tranche D Share" and, together with the Tranche C Shares, the "Shares") of the Company's Series B Convertible Preferred Stock (the "Series B Preferred Stock", and together with the Series A Preferred Stock, the "Preferred Stock") and one Warrant to purchase one share of Common Stock at a strike price set at 110% of the per share price of the Trance D Units (each a "Tranche D Warrant," and, together with the Tranche C Warrants, the "Warrants");

         WHEREAS, the Company and the Purchasers desire to terminate the rights and obligations of the Purchasers to purchase from the Company the Tranche B Units, the Tranche B Shares and the Tranche B Warrants, as set forth in the Securities Purchase Agreement between the Purchasers and the Company, dated as of November 23, 1998 and amended as of December 2, 1998 (the "Tranche A/B Securities Purchase Agreement").

         IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and each Purchaser agree as follows:

                                   ARTICLE I

                         PURCHASE AND SALE OF THE UNITS

   1.1   Purchase and Sale.
         ------------------

         (a) Subject to the terms and conditions set forth herein, the Company shall issue and sell to the Purchasers, and the Purchasers, severally and not jointly, shall purchase from the Company:

            (i) On the Tranche C Closing Date (as defined below), an aggregate of 800,000 Tranche C Units, for a purchase price of $4.50 per Tranche C Unit; and

            (ii) On the Tranche D Closing Date (as defined below), an aggregate of 1,600,000 Tranche D Units, for a purchase price (the "Tranche D Purchase Price") per Tranche D Unit equal to $7.00 per Tranche D Unit.

         (b) Each Purchaser shall purchase that number of Units set forth opposite such Purchaser's name in Schedule I attached hereto and each Purchaser shall deliver to the Company the portion of the purchase price for each of the Tranche C Units and the Tranche D Units as set forth next to its name on
Schedule I.


         (c) The Series A Preferred Stock shall have the respective rights, preferences and priviledges set forth in the certificate of designation, the form of which is attached hereto as Exhibit A (the "Series A Certificate of Designation"). The Series B Preferred Stock shall have respective rights, preferences and privileges set forth in the certificate of designation, the form of which is attached hereto as Exhibit A (the "Series B Certificate of Designation", and together with the Series A Certificate of Designation, the "Certificates of Designation"). The Series B Preferred Stock shall be identical to the Series A Preferred Stock and shall rank pari passu with the Series A Preferred Stock with regard to dividends, liquidation, voting rights and any other preferential rights designated therein, except that the conversion price for conversion of the Series B Preferred Stock shall be $7.00 per share.

   1.2   The Closings.

         (a) The Tranche C Closing. The closing of the purchase and sale of the Tranche C Units (the "Tranche C Closing") shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, New York, New York 10022, or by transmission by facsimile and overnight courier, immediately following the execution hereof or such later date or different location as the parties shall agree, but not prior to the date that the conditions set forth in
Section 4.1 have been satisfied or waived by the appropriate party (the "Tranche C Closing Date"). At the Tranche C Closing:

            (i) The Purchasers shall deliver to the Company an aggregate of $3,600,000 in United States dollars in immediately available funds to an account designated in writing by the Company;

            (ii) Within three (3) business days after the Tranche C Closing Date the Company shall deliver to Brown Simpson Limited the certificates representing the number of Tranche C Shares purchased by Brown Simpson Limited as set forth in Schedule I hereto;

            (iii) The Company shall deliver to Brown Simpson Limited a Warrant, substantially in the form of Exhibit B hereto, representing the number of Tranche C Warrants purchased by Brown Simpson Limited as set forth in Schedule I hereto;


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

            (iv) Within three (3) business days after the Tranche C Closing Date the Company shall deliver to Brown Simpson LP the certificates representing the number of Tranche C Shares purchased by Brown Simpson LP as set forth in
Schedule I hereto;

            (v) The Company shall deliver to Brown Simpson LP a Warrant, substantially in the form of Exhibit B hereto, representing the number of Tranche C Warrants purchased by Brown Simpson LP as set forth in Schedule I hereto; and

            (vi) The parties shall execute and deliver each of the documents referred to in Section 4.1 hereof;


            (vii) The Company shall pay to Brown Simpson Asset Management, LLC ("Brown Simpson Asset") a fee of $50,000 (the "Brown Simpson Asset Fee") in United States dollars in immediately available funds to an account designated in writing by Brown Simpson Asset, of which $25,000 shall have been delivered to Brown Simpson Asset upon the signing of the term sheet and $25,000 shall be delivered at the Tranche C Closing.

         (b) The Tranche D Closing-Purchasers Option. Subject to the terms and conditions set forth in Section 4.2 and elsewhere in this Agreement, the Purchasers shall have the right at any time within 24 months of the Tranche C Closing to deliver a written notice to the Company (a "Tranche D Notice") requiring the Company to issue and sell any or all of the Tranche D Units. The closing of the purchase and sale of the Tranche D Units (the "Tranche D Closing") shall take place in the same manner as the Tranche C Closing, within two (2) business days of the date after delivery of the Tranche D Notice (the "Tranche D Date"); provided that in no case shall the Tranche D Closing take place unless and until the conditions listed in Section 4.2 have been satisfied or waived by the appropriate party. At the Tranche D Closing:

            (i) The Purchasers shall deliver to the Company an aggregate of the number of Tranche D Units purchased by each of them multiplied by the Tranche D Purchase Price in United States dollars in immediately available funds to an account designated in writing by the Company;

            (ii) Within three (3) business days after the Tranche D Closing Date the Company shall deliver to Brown Simpson Limited the certificates representing the number of Tranche D Shares purchased by Brown Simpson Limited as set forth in Schedule I hereto;

            (iii) The Company shall deliver to Brown Simpson Limited a Warrant, substantially in the form of Exhibit B hereto, representing the number of Tranche D Warrants purchased by Brown Simpson Limited as set forth in Schedule I hereto;

            (iv) Within three (3) business days after the Tranche D Closing Date the Company shall deliver to Brown Simpson LP the certificates representing the number of Tranche D Shares purchased by Brown Simpson LP as set forth in
Schedule I hereto;

            (v) The Company shall deliver to Brown Simpson LP a Warrant, substantially in the form of Exhibit B hereto, representing the number of Tranche D; and Warrants purchased by Brown Simpson LP as set forth in Schedule I hereto; and


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

            (vi) The parties shall execute and deliver each of the documents referred to in Section 4.2 hereof.

            (vii) The Company shall pay to Brown Simpson Asset the Brown Simmpson Asset Fee.

         (c) The Tranche D Closing-Company's Option Subject to the terms and conditions set forth in Section 4.2 and elsewhere in this Agreement, the Company shall have the one time right at any time within 24 months of the Tranche C Closing to deliver a written notice to the Company (a "Tranche D Company Notice") requiring the Purchaser to purchase any or all of their pro rata portion of the Tranche D Units. If the Company determines to exercise its right under this Section 1.2(c), it shall notify the Purchasers ten (10) days prior to the exercise of such right. The closing of the purchase and sale of the Tranche C Units (the "Tranche C Closing") shall take place in the same manner as the Tranche C Closing, on such date indicated in the Tranche D Company Notice (the "Tranche D Date"); provided that in no case shall the Tranche D Closing take place unless and until the conditions listed in Section 4.2 have been satisfied or waived by the appropriate party. At the Tranche D Closing:

            (i) The Purchasers shall deliver to the Company an aggregate of the number of Tranche D Units purchased by each of them multiplied by the Tranche D Purchase Price in United States dollars in immediately available funds to an account designated in writing by the Company;

            (ii) The Company shall deliver to Brown Simpson Limited the certificates representing the number of Tranche D Shares purchased by Brown Simpson Limited as set forth in Schedule I hereto;

            (iii) The Company shall deliver to Brown Simpson Limited a Warrant, substantially in the form of Exhibit B hereto, representing the number of Tranche D Warrants purchased by Brown Simpson Limited as set forth in Schedule I hereto;

            (iv) The Company shall deliver to Brown Simpson LP the certificates representing the number of Tranche D Shares purchased by Brown Simpson LP as set forth in Schedule I hereto;

            (v) The Company shall deliver to Brown Simpson LP a Warrant, substantially in the form of Exhibit B hereto, representing the number of Tranche D; and Warrants purchased by Brown Simpson LP as set forth in Schedule I hereto; and

            (vi) The parties shall execute and deliver each of the documents referred to in Section 4.2 hereof.

            (vii) The Company shall deliver to Brown Simpson Asset the Brown Simpson Asset Fee.


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

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         2.1 Representations, Warranties and Agreements of the Company. The Company hereby makes the following representations and warranties to each of the
Purchasers:

            (a) Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Except as set forth in Schedule 2.1(a), the Company has no subsidiaries (collectively, the "Subsidiaries"). Each of the Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of this Agreement or the Transaction Documents (as defined below) or any of the transactions contemplated thereby, (y) have or result in a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company and its Subsidiaries, taken as a whole or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under any Transaction Document (any of (x), (y) or (z), being a "Material Adverse Effect").

            (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, the Certificates of Designation, the Warrants and the Registration Rights Agreement (as defined below) (collectively, the "Transaction Documents"), and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Agreement and the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further action is required by the Company, its Board of Directors or its stockholders. Each of this Agreement and the Transaction Documents has been duly executed by the Company and when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

            (c) Capitalization. As of the date hereof and immediately prior to the Tranche C Closing Date, the authorized capital stock of the Company is as set forth in Schedule 2.1(c). The issuance and sale of all interests in such capital stock have been in compliance with all applicable federal and state securities laws. No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue


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

of any of this Agreement or the Transaction Documents. Except by virtue of this Agreement, the Tranche A/B Securities Purchase Agreement or as disclosed in
Schedule 2.1(c), other than the Warrants and the warrants (the "A/B Warrants") pursuant to the Tranche A/B Purchase Agreement, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. No anti-dilution or similar adjustment provision of securities of the Company will be triggered by the issuance of the Units except as described on Schedule 2.1(c). The Company is not subject (contingent or otherwise) to repurchase or otherwise acquire or retire any units of its capital stock or any security convertible into or exchangeable for any of its capital stock. Except as specifically disclosed in the SEC Documents (as defined below), no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of 5% of the Common Stock. "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

            (d) Authorization and Validity; Issuance of Shares. All of the Shares and the Warrants have been duly authorized, and when delivered against payment therefor as contemplated hereby, will be validly issued, fully paid and non-assessable free and clear of all liens, encumbrances and rights of first refusals ("Liens") and will not be subject to any preemptive or similar rights. The shares of Common Stock issuable upon exercise of the Warrants or upon conversion of the Shares (the "Underlying Shares") are and will at all times hereafter continue to be duly authorized and reserved for issuance and upon issuance the Underlying Shares will be validly issued, fully paid and nonassessable free and clear of all Liens.

            (e) No Conflicts. The execution, delivery and performance of this Agreement and the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including the issuance of the Underlying Shares) do not and will not (i) conflict with or violate any provision of the articles of incorporation, bylaws or other charter documents of the Company or any of the Subsidiaries, (ii) subject to obtaining the consents referred to in Section 2.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject (including Federal and state securities laws and regulations), or by which any material property or asset of the Company or any Subsidiary is bound or affected.


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

            (f)  Consents and  Approvals.  Except as  specifically  set forth in
Schedule 2.1(f), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of this Agreement or the Transaction Documents, other than (i) the approval of the Company's Board of Directors and the filings of the Certificates of Designation with the Secretary of State of Delaware, which filings and approvals with respect to each of the Tranche C Shares and the Tranche D Shares shall be effected on or prior to the Tranche C Closing Date and Tranche D Closing Date, respectively, (ii) the filing of a registration statement with the Securities and Exchange Commission (the "Commission"), which shall be filed in accordance with and in the time periods set forth in the Registration Rights Agreement, (iii) the application(s) or any letter(s) acceptable to the National Market System of the Nasdaq Stock Market ("Nasdaq") for the listing of the Shares and Underlying Shares with Nasdaq (and with any other national securities exchange or market on which the Common Stock is then listed), and (iv) any filings, notices or registrations under applicable state securities laws (together with the consents, waivers, authorizations, orders, notices and filings referred to in Schedule 2.1(f), the "Required Approvals").

            (g) Litigation;  Proceedings.  Except as  specifically  set forth in
Schedule 2.1(g), there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Transaction Documents or (ii) would individually or in the aggregate, have a Material Adverse Effect.

            (h) No Default or  Violation.  Except as set forth on  Schedule  2.1
(h), neither the Company nor any Subsidiary (i) is in default under or in violation or breach of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body applicable to it, or (iii) is in violation of any statute, rule or regulation of any governmental authority to which it is subject.

            (i) Disclosure; Absence of Certain Changes. Neither this Agreement, the Schedules to this Agreement, nor the Transaction Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made herein and therein, in light of the circumstances under which they were made, not misleading. Except as disclosed in Schedule 2.1(i) or the SEC Documents filed on EDGAR at least five business days prior to the date hereof, since June 30, 1998 there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, liabilities or results of operations or, insofar as can reasonably be foreseen, prospects of the Companies or the Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition or, insofar as can reasonably be foreseen, prospects, that would be required to be disclosed by the Company under applicable securities laws on a registration statement (including by way of incorporation by reference) filed with the SEC, on the date this representation is made or deemed to be made, relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

            (j) Private Offering. The Company and all Persons acting on its behalf have not directly or indirectly made, and will not make, offers or sales of any securities or solicited any offers to buy any security under circumstances that would require registration of the Units, the Shares, the Warrants or the Underlying Shares or the issuance of such securities under the Securities Act of 1933, as amended (the "Securities Act"). The issuance of the Units, the Shares, the Warrants and the Underlying Shares to the Purchasers will not be integrated with any other issuance of the Company's securities (past, current, or future) that would violate any securities laws exemptions under the Securities Act or otherwise adversely affect the Purchasers' ability to resell the Units, the Shares, the Warrants or the Underlying Shares under the Securities Act. Subject to the accuracy and completeness of the representations and warranties of the respective Purchasers contained in Section 2.2 hereof, the offer and sale by the Company to the Purchasers of the Units is exempt from the registration requirements of the Securities Act.

            (k) SEC Documents; Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13, 14 or 15(d) thereof (the foregoing materials and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein being collectively referred to herein as the "SEC Documents"), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject have been filed as exhibits to the SEC Documents as required. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Purchasers or their agents or counsel with any material, nonpublic information. The Company acknowledges that the Purchasers will be trading in the securities of the Company in reliance on the foregoing representation and warranty.

            (l) Seniority. No class of equity securities of the Company will be senior to the Preferred Stock in right of payment, whether upon liquidation, dissolution or otherwise including any series of preferred stock currently outstanding. So long as any Preferred Stock remains outstanding, the Company shall not exchange, redeem, or convert any of the Company's capital stock for indebtedness, including convertible debt, of the Company.

            (m) Investment Company. The Company is not, and is not controlled by or under common control with an affiliate (an "Affiliate") of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (n) Broker's Fees. Except for the Brown Simpson Asset Fee and as disclosed on Schedule 2.1(n) no fees or commissions or similar payments with respect to the transactions contemplated by this Agreement or the Transaction Documents have been paid or will be payable by the Company to any broker, financial advisor, finder, investment banker, or bank. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 2.1(n) that may be due in connection with the transactions contemplated by this Agreement and the Transaction Documents.

            (o) Form S-3 Eligibility. The Company is, and at the Tranche C Closing Date and the Tranche D Closing Date will be, eligible to register securities (including the Shares and the Underlying Shares) for resale with the Commission under Form S-3 (or any successor form) promulgated under the Securities Act.

            (p) Listing and Maintenance Requirements Compliance. The principal market on which the Common Stock is currently traded is Nasdaq. Except as disclosed in Schedule 2.1(p), since the date that the Company has been listed on Nasdaq, the Company has not received notice (written or oral) from Nasdaq (or any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted)) to the effect that the Company is not in compliance with the listing or maintenance requirements of such market or exchange. The Company is not aware of any facts which would reasonably lead to delisting or suspension of the Common Stock by Nasdaq. After giving effect to the transactions contemplated by this Agreement and the Transaction Documents, the Company believes that it is and will be in compliance with all such maintenance requirements .

            (q) Patents and Trademarks. The Company or its Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights (collectively, the "Intellectual Property Rights") which are necessary for use in connection with its business, as currently conducted and as described in the SEC Documents. To the best knowledge of the Company, there is no existing infringement by another Person of any of the Intellectual Property Rights which are necessary for use in connection with the Company's business which would individually or in the aggregate, have a Material Adverse Effect and the Company is not infringing on any other person's Intellectual Property Rights.

            (r) Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that relations with their employees are good. Except as set forth on Schedule 2.1(r), no executive officer (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company.

            (s) Registration Rights; Rights of Participation. Except for the registration rights agreement pursuant to the Tranche A/B Securities Purchase Agreement and as described on Schedule 2.1(s) hereto, (i) the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied and
(ii) no Person, including, but not limited to, current or former shareholders of the Company, underwriters, brokers or agents, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement or any Transaction Document.

            (t) Title. Except as disclosed in Schedule 2.1(t), the Company and the Subsidiaries have good and marketable title in fee simple to all real property and personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.

            (u) Permits. The Company and the Subsidiaries possess all certificates, authorizations, licenses, easements, consents, approvals, orders and permits necessary to own, lease and operate their respective properties and to conduct their respective businesses as currently conducted except where the failure to possess such permits would not, individually or in the aggregate, have a Material Adverse Effect ("Material Permits"), and there is no proceeding pending, or, to the knowledge of the Company, threatened relating to the revocation, modification, suspension or cancellation of any Material Permit. Neither the Company nor any of the Subsidiaries is in conflict with or default or violation of any Material Permit.

            (v) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverages as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

            (w) Internal Accounting Controls. The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (x) Tax Status; FIRPTA. The Company and each of the Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charged that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on it books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company is not a "United States real property holding corporation" within the meaning of Section 847(c)(2) of the Internal Revenue Code of 1986, as amended.

            (y) Transactions With Affiliates. Except as set forth on Schedule 2.1(y), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner other than transactions that would not require disclosure under Section 404 of Regulation S-K of the Securities Act and the Exchange Act.

            (z) Application to Takeover Protection. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the laws of the state of its incorporation which is or could become applicable to the Purchasers as a result of the transactions contemplated by this Agreement or the Transaction Documents. None of the transactions contemplated by this Agreement or the Transaction Documents, including the exercise of the Warrants will trigger any poison pill provisions of any of the Company's stockholders' rights or similar agreements.

            (aa) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permits, licenses or other approvals would not result in a Material Adverse Effect.

            (bb) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; materially violated or is in material violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

         2.2 Representations and Warranties of the Purchasers. Each of the Purchasers, severally and not jointly, hereby represents and warrants to the Company as follows:


            (a) Organization; Authority. Such Purchaser is a company, corporation or limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with the requisite power and authority, corporate or otherwise, to enter into and to consummate the transactions contemplated hereby and by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Purchaser of the Units hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

            (b) Investment Intent. Such Purchaser is acquiring the Units for its own account for investment purposes only and not with a present view to or for distributing or reselling the Units, the Shares, the Warrants or the Underlying Shares or any part thereof or interest therein in violation of any securities laws; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Units, the Shares, the Warrants or the Underlying Shares for any minimum or other specific term and reserves the right to dispose of the securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

            (c) Purchaser Status. At the time such Purchaser was offered the Units, and at the Tranche C Closing Date and the Tranche D Closing Date, (i) it was and will be an "accredited investor" as defined in Rule 501 under the Securities Act or (ii) such Purchaser, either alone or together with its representatives, had and will have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Units.

            (d) Reliance. Each Purchaser understands and acknowledges that (i) the Units are being offered and sold to the Purchaser without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act or Regulation D promulgated thereunder and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the representations set forth in this Section 2.2 and such Purchaser hereby consents to such reliance.

         The Company acknowledges and agrees that the Purchasers make no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.

                                   ARTICLE III

                                OTHER AGREEMENTS

   3.1   Transfer Restrictions.
         ----------------------

            (a) If any Purchaser should decide to dispose of the Units, the Shares, the Warrants or the Underlying Shares held by it, each Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from the registration requirements of the Securities Act. The Company shall announce any material non-public information it legally is obligated to announce on or prior to the Effective Date (as defined in the Registration Rights Agreement) of the registration statement filed pursuant to the Registration Rights Agreement and shall not enter into any subsequent non-disclosure agreements that would prevent it from announcing any such information that otherwise legally could have been announced on or prior to the Effective Date. In connection with any transfer of any Units, Shares, Warrants or Underlying Shares other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company a written opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be customary for opinions of counsel in comparable transactions, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register any transfer by any Purchaser to an Affiliate of such Purchaser or to an Affiliate of another Purchaser, or any transfer among any such Affiliates, provided that transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Any such transferee shall be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

            (b) Each Purchaser agrees to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Shares, the Warrants, and the Underlying Shares:


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY,

MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

            Neither the Shares, the Warrants, nor the Warrant Underlying Shares shall contain the legend set forth above if (i) the issuance of any of such securities occurs at any time while the Registration Statement is effective under the Securities Act and the issuance is covered by such Registration Statement, (ii) in the opinion of counsel to the Company experienced in the area of United States securities laws such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) or (iii) in the opinion of counsel to the Company experienced in the area of United States securities laws such Shares, Warrants or Underlying Shares may be sold pursuant to Rule 144. The Company agrees that it will provide each Purchaser, upon request, with a certificate or certificates representing Shares, Warrants or Underlying Shares, free from such legend at such time as such legend is no longer required hereunder.

         3.2 Stop Transfer Instruction. Except as otherwise required by law, the Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in Section 3.1.

         3.3 Furnishing of Information. As long as any Purchaser owns the Units, the Shares, the Warrants or the Underlying Shares, the Company will cause the Common Stock to continue at all times to be registered under Section 12 of the Exchange Act, will timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13, 14 or 15(d) of the Exchange Act and promptly furnish the Purchasers with true and complete copies of all such filings and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. The Company further covenants that it will take such further action as any holder of the Units, the Shares, the Warrants or the Underlying Shares may reasonably request, all to the extent required from time to time to enable such Person to sell the Units, the Shares, the Warrants or the Underlying Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act.

         3.4 Blue Sky Laws. In accordance with the Registration Rights Agreement, the Company shall qualify the Shares and the Underlying Shares under the securities or Blue Sky laws of such jurisdictions as the Purchasers may request and shall continue such qualification at all times through the third anniversary of the Tranche D Closing Date.

         3.5 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Units, the Shares, the Warrants or the Underlying Shares in a manner that would require the registration under the Securities Act of the sale the Units, of the Shares, the Warrants, the Underlying Shares or Underlying Shares to any Purchaser.

   3.6   Listing and Reservation of Shares and Underlying Shares.
         --------------------------------------------------------

            (a) The Company shall (i) not later than 15 days after the Tranche C Closing Date and as soon as practicable after any Tranche D Closing Date prepare and file with the Nasdaq (as well as any other national securities exchange or market on which the Common Stock is then listed) an additional shares listing application or a letter acceptable to Nasdaq covering and listing a number of shares of Common Stock which is at least equal the aggregate amount of Underlying Shares sold in the Tranche C Closing or Tranche D Closing, as applicable, (ii) take all steps necessary to cause the Underlying Shares to be approved for listing on Nasdaq (as well as on any other national securities exchange or market on which the Common Stock is then listed) as soon as possible thereafter, (iii) maintain, so long as any other shares of Common Stock shall be so listed, such listing of all such Underlying Shares, and (iv) provide to the Purchasers evidence of such listing. Neither the Company nor any of its Subsidiaries shall take any action which may result in the delisitng or suspension of the Common Stock on Nasdaq. The Company shall promptly provide to each Purchaser copies of any notices it receives from the Nasdaq regarding the continued eligibility of the Common Stock for listing on such automated quotation system. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 3.6(a).

            (b) The Company at all times shall reserve shares of its authorized but unissued Common Stock for issuance the number of shares of Common Stock which would be issuable upon exercise of the Warrants or conversion of the Shares. Shares of Common Stock reserved for issuance upon the exercise of the Warrants as set forth in Section 3.6(a) shall be allocated pro rata to each of the Purchasers in accordance with the amount of Units issued and delivered to such Purchaser at the Tranche C Closing and Tranche D Closing, as applicable.

   3.7   Notice of Breaches.
         -------------------

            (a) The Company and each Purchaser shall give prompt written notice to the other of any breach by it of any representation, warranty or other agreement contained in this Agreement or in the Registration Rights Agreement, as well as any events or occurrences arising after the date hereof and prior to the Tranche C Closing or the Tranche D Closing Date, as applicable, which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained herein to be incorrect or breached as of such Closing Date provided such notice will not constitute material non-public information. However, no disclosure by either party pursuant to this
Section 3.7 shall be deemed to cure any breach of any representation, warranty or other agreement contained herein or in the Registration Rights Agreement.

            (b) Notwithstanding the generality of Section 3.7(a), the Company shall promptly notify, provided such notification will not constitute material non-public information, each Purchaser of any notice or claim (written or oral) that it receives from any lender of the Company or any Subsidiary to the effect that the consummation of the transactions contemplated hereby and by the Registration Rights Agreement violates or would violate any written agreement or understanding between such lender and the Company or any Subsidiary, and the Company shall promptly furnish by facsimile to the Purchasers a copy of any written statement in support of or relating to such claim or notice.

            (c) The default by any Purchaser of any of its obligations, representations or warranties under this Agreement or the Registration Rights Agreement shall not be imputed to, and shall have no effect upon, any other Purchaser or affect the Company's obligations under this Agreement any Transaction Document to any non-defaulting Purchaser.

         3.8 Conversion Obligations of the Company. The Company covenants to convert Shares and to deliver Underlying Shares in accordance with the terms and conditions and time period set forth in the respective Certificates of Designation.

         3.9 Future Financings. Except for (i) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof or (ii) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan for the benefit of the Company's employees or directors, if the Company shall issue any equity securities (including any debt financing with an equity component) (the "Future Financing") prior to the Effectiveness Date for the Tranche C Shares and the Underlying Shares for the Tranche C Warrant, at an effective price per share of less than $4.50 per share (such price the "Future Share Price"), then the Company shall issue to the Purchasers additional Common Stock such that the effective price per share paid by the Purchasers at the Tranche C Closing shall equal the Future Share Price, and the definition of Tranche C Shares shall include such additional shares.

         3.10 Use of Proceeds. The Company shall use all of the proceeds from the sale of the Units for working capital and general corporate purposes and not for the satisfaction of any portion of Company borrowings outside the normal course of business or to redeem Company equity or equity-equivalent securities. Pending application of the proceeds of this placement in the manner permitted hereby, the Company will invest such proceeds in interest bearing accounts and/or short-term, investment grade interest bearing securities.

         3.11 Reimbursement. In the event that any Purchaser, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by or against any person, including shareholders of the Company, in connection with or as a result of (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or the Transaction Documents or any other certificate, instrument or document hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Purchaser and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, the Company will reimburse such Purchaser for its legal and other actual out-of-pocket expenses (including the cost of any investigation and preparation) incurred in connection therewith. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliate of the Purchasers and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such affiliate and any such Person. The Company also agrees that neither the Purchasers or any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of this Agreement or any of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of such Purchaser or entity in connection with the transactions contemplated by this Agreement or the Registration Rights Agreement. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of its obligations hereunder which is permissible under applicable law.

         3.12 Transactions With Affiliates. So long as any Units, Shares, Warrants or Underlying Shares are held by any Purchaser, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement any agreement, transaction, commitment or arrangement with any of its respective officers, directors, Persons who were officers or directors at any time during the previous two years, stockholders who beneficially own 5% or more of the Common Stock, or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a "Related Party"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtained from a person other than such Related Party, or (c) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company. For purposes hereof, any director who is also an officer of the Company or any Subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. "Affiliate" for purposes of this Section 3.13 only means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "Control" or "controls" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

         3.13 Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Purchaser or its respective nominee(s), for the Shares and the Underlying Shares in such amounts as specified from time to time by each Purchaser to the Company in the form attached hereto as Exhibit C (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Shares and Underlying Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in
Section 3.1(b) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.13, and stop transfer instructions to give effect to Section 3.1 hereof (in the case of the Underlying Shares, prior to registration of the Underlying Shares under the Securities Act) will be given by the Company to its transfer agent and that the Units, the Shares, the Warrants and the Underlying Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. If a Purchaser provides the Company with an opinion of counsel, in form and substance customary for opinions of counsel in comparable transactions, to the effect that a public sale, assignment or transfer of the Units, the Shares, the Warrants and the Underlying Shares may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that the Units, the Shares, the Warrants and the Underlying Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Shares and the Underlying Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchasers by violating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.13 will be inadequate and agrees, in the event of a beach or threatened breach by the Company of the provisions of this Section 3.13, that the Purchasers, shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

         3.14 Filing of Form 8K. On or before the 3rd business day following each of the Tranche C Closing Date and the Tranche D Closing Date, the Company shall file Form 8-K with the Commission describing the terms of the transaction contemplated by this Agreement and the Transaction Documents in the form required by the Exchange Act.

                                   ARTICLE IV

                                   CONDITIONS

         4.1 (a) Conditions Precedent to the Obligation of the Company to Sell the Tranche C Units. The obligation of the Company to sell the Tranche C Units hereunder is subject to the satisfaction or waiver (with prior written notice to each Purchaser) by the Company, at or before the Tranche C Closing, of each of the following conditions:

            (i) Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of each Purchaser in this Agreement shall be true and correct in all material respects as of the date when made and as of the Tranche C Closing Date;

            (ii) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Tranche C Closing; and

            (iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents.

         (b) Conditions Precedent to the Obligation of the Purchasers to Purchase the Tranche C Units. The obligation of each Purchaser hereunder to acquire and pay for the Tranche C Units is subject to the satisfaction or waiver by such Purchaser, at or before the Tranche C Closing, of each of the following conditions:

            (i) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company set forth in this Agreement and in the Registration Rights Agreement shall be true and correct in all respects as of the date when made and as of the Tranche C Closing Date;

            (ii) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Tranche C Closing;

            (iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement and the Transaction Documents;

            (iv) No Suspensions of Trading in Common Stock. The trading in the Common Stock shall not have been suspended by the Commission or on Nasdaq which suspension shall remain in effect;

            (v) Listing of Common Stock. Nasdaq shall have approved, if required, for listing upon notice of issuance the Underlying Shares;

            (vi) Required Approvals. All Required Approvals shall have been obtained other than those relating solely to the Tranche D Units;

            (vii) Shares of Common Stock. The Company shall have duly reserved the number of Underlying Shares required by this Agreement and the Transaction Documents to be reserved for issuance upon the exercise of the Tranche C Warrants or the conversion of the Tranche C Shares;

            (viii) Certificate of Designation. The Series A Certificate of Designation shall have been duly approved by the Company's Board of Directors and filed with the Secretary of State of Delaware, and the Company shall have delivered a copy thereof to the Purchaser certified as filed by the office of the Secretary of State of Delaware;

            (ix) Adverse Changes. Since the date of the financial statements included in the Company's Quarterly Report on Form 10-Q or Annual Report on Form 10-K, whichever is more recent, last filed prior to the date of this Agreement, no event which had a Material Adverse Effect shall have occurred which is not disclosed on any Schedule hereto or otherwise in writing to each of the Purchasers;

            (x) Change of Control. No Change of Control shall have occurred between the date hereof and the Tranche C Closing Date. "Change of Control" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act), other than the Purchasers or any of their Affiliates, of in excess of 50% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's Board of Directors which is not approved by those individuals who are members of the Board of Directors on the date hereof in one or a series of related transactions, (iii) the merger of the Company with or into another entity, (iv) the consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii), (iii) or (iv); and

            (xi) Transfer Agent Instructions. The Irrevocable Transfer Agent Instructions, in the form of Exhibit C attached hereto, shall have been delivered the Company's transfer agent.

         (c) Documents and Certificates. At the Tranche C Closing, the Company shall have delivered to the Purchasers, the following in form and substance reasonably satisfactory to the Purchasers:

            (i) Opinion. An opinion of the Company's legal counsel in the form attached hereto as Exhibit D dated as of the Tranche C Closing Date;

            (ii) Stock Certificate. A stock certificate(s) representing the number of Tranche C Shares purchased by such Purchaser as set forth next to such Purchaser's name on Schedule I, registered in the name of such Purchaser, each in form satisfactory to the Purchaser;

            (iii) Warrant. A Warrant(s) representing the Tranche C Warrants purchased by such Purchaser as set forth next to such Purchaser's name on
Schedule I, registered in the name of such Purchaser;

            (iv) Registration Rights. The Company shall have executed and delivered the Registration Rights Agreement;

            (v) Officer's Certificate. An Officer's Certificate dated the Tranche C Closing Date and signed by an executive officer of the Company confirming the accuracy of the Company's representations, warranties and covenants as of such Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.1 as of the Tranche C Closing Date.

            (vi) Secretary's Certificate. A Secretary's Certificate dated the Tranche C Closing Date and signed by the Secretary or Assistant Secretary of the Company certifying (A) that attached thereto is a true and complete copy of the Certificate of Incorporation of the Company, as in effect on the Tranche C Closing Date, (B) that attached thereto is a true and complete copy of the by-laws of the Company, as in effect on the Tranche C Closing Date and (C) that attached thereto is a true and complete copy of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance this Agreement and of the Transaction Documents, and that such resolutions have not been modified, rescinded or revoked.

      4.2 (a) Conditions Precedent to the Obligation of the Company to Sell the Tranche D Units. The obligation of the Company to sell the Tranche D Units hereunder is subject to the satisfaction or waiver (with prior written notice to each Purchaser) by the Company, at or before the Tranche D Closing, of each of the following conditions:

            (i) Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of each Purchaser in this Agreement shall be true and correct in all material respects as of the date when made and as of the Tranche D Closing Date (except for representations and warranties that speak as of a specific date);

            (ii) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Tranche D Closing; and

            (iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement and the Transaction Documents.

         (b) Conditions Precedent to the Obligation of the Purchasers to Purchase the Tranche D Units. The obligation of each Purchaser hereunder to acquire and pay for the Tranche D Units is subject to the satisfaction or waiver by each Purchaser, at or before the Tranche D Closing, of each of the following conditions:

            (i) Tranche C. The Tranche C Closing shall have occurred;

            (ii) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company contained herein and in the Registration Rights Agreement shall be true and correct in all respects as of the date when made and as of the Tranche D Closing Date (except for representations and warranties that speak as of a specific date);

            (iii) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement and the Transfer Documents to be performed, satisfied or complied with by the Company at or prior to the Tranche D Closing Date;

            (iv) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court of governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement and the Transfer Documents;

            (v) Registration Statements for Tranche C. The Registration Statement with respect to the Underlying Shares with respect to the Tranche C Warrant and the Tranche C Shares shall have been declared effective under the Securities Act by the SEC; and on the Tranche D Closing such Registration Statement shall be effective, not subject to any stop order and not be subject to any suspension pursuant to Section [3(p)] of the Registration Rights

Agreement, and shall have been effective and shall not have been subject to any stop order for the thirty (30) business days prior to such Closing Date and no stop order shall be pending or threatened as at such Closing Date. (vi) Adverse Changes. Since the date of the financial statements included in the Company's Quarterly Report on Form 10-Q or Annual Report on Form 10-K, whichever is more recent, last filed prior to the date of this Agreement, no event which had a Material Adverse Effect shall have occurred which is not disclosed on any Schedule hereto or otherwise in writing to each of the Purchasers;

            (vii)  Litigation.  No  litigation  shall  have been  instituted  or
threatened   against  the  Company  which  could   reasonably  be  expected  to,
individually or in the aggregate, have a Material Adverse Effect;

            (viii) Management. There shall have been no substantial changes in the position or responsibilities of the Chief Executive Officer and the Chief Financial Officer of the Company;

            (ix) No Suspensions of Trading in Common Stock. The trading in the Common Stock shall not have been suspended by the Commission or on Nasdaq (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company);

            (x) Listing of Common Stock. The Underlying Shares shall on the Tranche D Closing Date be, listed for trading on Nasdaq, or other exchange acceptable to Purchasers;

            (xi) Required Approvals. All Required Approvals shall have been obtained.

            (xii) Shares of Common Stock. The Company shall have duly reserved the number of Underlying Shares required by this Agreement to be reserved for issuance upon exercise of the Tranche D Warrants or the conversion of the Tranche D Shares.

            (xiii) Certificate of Designation. The Company shall have filed with the Secretary of State of the State of Delaware the Certificate of Designation with respect to the Series B Preferred Stock.

            (xiv) Performance of Conversion/Exercise Obligations. The Company shall have delivered Underlying Shares upon conversion of the Tranche C Shares or exercise of the Tranche C Warrant and otherwise performed its obligations in accordance with the terms, conditions and timing requirements of the Series A Certificate of Designation and the other Transaction Documents.

            (xv) Change of Control. No Change of Control in the Company shall have occurred;

            (xvi) Common Stock Price. The Per Share Market Value of the Common Stock shall have been more than the Tranche D Purchase Price per share for at least 30 consecutive trading days prior to the Tranche D Closing Date and at least equal to the Tranche D Purchase Price on the day before the Tranche D Closing Date; provided, however, that in no event shall the Tranche D Closing occur on a date which is prior to the 16th calendar day of the month following such 30 consecutive trading day period. The "Per Share Market Value" means on any particular date the closing bid price per share of the Common Stock on such date on Nasdaq or other registered national stock exchange on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date; and

            (xvii) Transfer Agent Instructions. The Irrevocable Transfer Agent Instructions, in the form of Exhibit C attached hereto, shall have been delivered the Company's transfer agent.

         (c) Documents and Certificates. At the Tranche D Closing, the Company shall have delivered to the Purchasers, the following in form and substance reasonably satisfactory to the Purchasers:

            (i)  Opinion.   An  opinion  of  the  Company's  legal  counsel,  in
substantially the form attached hereto as Exhibit D dated as of the Tranche D Closing Date;

            (ii) Stock Certificate. A stock certificate(s) representing the Tranche D Shares purchased by such Purchaser as set forth next to such Purchaser's name on Schedule I, registered in the name of such Purchaser, each in form satisfactory to the Purchaser;

            (iii) Warrant. A Warrant(s) representing the Tranche D Warrants being purchased at by such Purchaser as set forth next to such Purchaser's name on Schedule I, registered in the name of such Purchaser, and set at a strike price equal to 110% of the per share purchase price of the Tranche D Units;

            (iv) Officer's Certificate. The Company shall deliver to the Purchasers an Officer's Certificate dated the Tranche D Closing Date and signed by an executive officer of the Company confirming the accuracy of the Company's representations, warranties and covenants as of the Tranche D Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2(b) as of the Tranche D Closing Date.

            (v) Secretary's Certificate. A Secretary's Certificate dated the Tranche D Closing Date and signed by the Secretary or Assistant Secretary of the Company certifying (A) that attached thereto is a true and complete copy of the Certificate of Incorporation of the Company, as in effect on the Tranche D Closing Date, (B) that attached thereto is a true and complete copy of the bylaws of the Company, as in effect on the Tranche D Closing Date and (C) that attached thereto is a true and complete copy of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of the Agreement and the Transaction Documents and that such resolutions have not been modified, rescinded or revoked.

                                    ARTICLE V

                                  MISCELLANEOUS

     5.1 Fees and Expenses. Except as set forth in the Registration Rights Agreement and as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares and the Underlying Shares pursuant hereto.

     5.2 Entire Agreement; Amendments. This Agreement, together with the Exhibits and Schedules hereto and the Registration Rights Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

     5.3 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received
(a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if received by 7:00 p.m. EST where such notice is to be received), or the first business day following such delivery (if delivered on a business day after during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications are (i) if to the Company to Digital Courier Technologies, Inc., 136 Heber Avenue, Suite 204 PO Box 8000, Park City, UT 84060 attn: Mitchell Edwards, fax no. (435) 655 3647 and (ii) if to any Purchaser to the address as set forth on Schedule II hereto with copies to Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, New York, New York 10022, Attn: James Kaye, fax no. (212) 872-1002, or such other address as may be designated in writing hereafter, in the same manner, by such person.

     5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchasers; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. Notwithstanding the foregoing, no such amendment shall be effective to the extent that it applies to less than all of the holders of the Units outstanding. The Company shall not offer or pay any consideration to a Purchaser for consenting to such an amendment or waiver unless the same consideration is offered to each Purchaser and the same consideration is paid to each Purchaser which consents to such amendment or waiver.

     5.5 Headings; Interpretive Matters. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

     5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Purchasers. The Purchasers may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, except that any assignees must make the representations and warranties set forth in Section 2.2 and otherwise comply with the terms of this Agreement otherwise applicable to its assignor. This provision shall not limit a Purchaser's right to transfer securities in accordance with all of the terms of this Agreement or under the Registration Rights Agreement.

     5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     5.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

     5.9 Survival. The agreements, covenants, representations, warranties and provisions contained in this Agreement shall survive the delivery of the Units pursuant to this Agreement and each closing hereunder and any exercise of the Warrants.

     5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

     5.11 Publicity. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement. The Company shall not publicly or otherwise disclose the names of any of the Purchasers without each such Purchaser's prior written consent. The Purchasers and their affiliated companies shall, without further cost, have the right to use in its advertising, marketing or other similar materials all or parts of the Company's press releases that focus on the Transaction forming the subject matter of this Agreement or which make reference to the Transaction. The Purchasers understand that this grant by the Company only waives objections that the Company might have to the use of such materials by the Purchasers and in no way constitutes a representation by the Company that references in such materials to the activities of third-parties have been cleared or constitute a fair use.

     5.12 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers will be entitled to specific performance of the obligations of the Company under this Agreement or the Transaction Documents without the showing of economic loss and without any bond or other security being required. Each of the Company and the Purchasers (severally and not jointly) agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

     5.14 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser hereunder is several and not joint with the obligations of the other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

     5.15 Payment Set Aside. To the extent that the Company makes a payment or payment to the Purchasers hereunder or pursuant to the Registration Rights Agreement or the Purchasers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     5.16 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     5.17 Tranche A/B Securities Purchase Agreement. The Company and the Purchasers acknowledge and agree that the Purchasers' rights and obligations to purchase the the Tranche B Units, the Tranche B Shares and the Tranche B Warrants shall be terminated as of the date hereof.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
                             SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

                                        DIGITAL COURIER TECHNOLOGIES, INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                        BROWN SIMPSON STRATEGIC
                                        GROWTH FUND, LTD.


                                        By:  Brown Simpson Asset Management, LLC

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:



                                        BROWN SIMPSON STRATEGIC
                                        GROWTH FUND, L.P.


                                        By:  Brown Simpson Capital, LLC
                                             its general partner

                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                No. of Tranche C     Tranche C              No. of Tranche     Tranche D
   Name of Purchaser            Units                Purchase Price         D Units            Purchase Price
   -----------------            -----                --------------         -------            --------------

   Brown Simpson Strategic
   Growth Fund, Ltd.

   Brown Simpson Strategic
   Growth Fund, L.P.

                                   Schedule II

Name of Purchaser                               Address
-----------------                               -------

Brown Simpson Strategic Growth Fund, Ltd.       152 West 57th Street, 40th Floor
                                                New York, New York 10019
                                                Attn:  Paul Gustus
                                                Fax: (212) 247-1329

Brown Simpson Strategic Growth Fund, L.P.       152 West 57th Street, 40th Floor
                                                New York, New York 10019
                                                Attn:  Paul Gustus
                                                Fax: (212) 247-1329

                                                                       Exhibit A

                          [Certificate of Designation]

                           CERTIFICATE OF DESIGNATION

                                       OF

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF

                       DIGITAL COURIER TECHNOLOGIES, INC.

                            -------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                            -------------------------

         Digital Courier Technologies, Inc., a Delaware corporation (the "Company") certifies that pursuant to the authority contained in ARTICLE V of its Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company (the "Board of Directors") by unanimous written consent dated March 3, 1999, duly approved and adopted the following resolution which resolution remains in full force and effect on the date hereof:

         RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of preferred stock having no par value, and having a stated value of $10,000 per share, which shall be designated as Series A Convertible Preferred Stock (the "Preferred Stock") consisting of 360 shares, having voting powers, designations, preferences, limitations, restrictions, and relative rights as follows:

                          CERTIFICATE OF DESIGNATION OF
                    CONVERTIBLE PREFERRED STOCK, SERIES A OF
                       DIGITAL COURIER TECHNOLOGIES, INC.



         1. Designation, Amount, Par Value and Stated Value. The series of preferred stock shall be designated as Convertible Preferred Stock, Series A ("Preferred Stock"), and the number of shares so designated shall be 360 (which shall not be subject to increase without the consent of each of the Holders of the Preferred Stock ("Holders")). Each share of Preferred Stock, no par value, shall have a stated value of $10,000 per share (the "Stated Value").

         2. Dividends. Holders of the outstanding Preferred Stock shall not be entitled to receive any dividends in respect of the Preferred Stock.

         3. Voting Rights. Except as otherwise provided herein and as otherwise required by law, the Preferred Stock shall have no voting rights. However, so long as any shares of Preferred Stock are outstanding, the Company shall not and shall cause its subsidiaries not to, without the affirmative vote of the Holders of a majority of the shares of the Preferred Stock then outstanding, (a) alter or change adversely the absolute or relative powers, preferences or rights given to the Preferred Stock, (b) alter or amend this Certificate of Designation, (c) amend its Articles of Incorporation, bylaws or other charter documents so as to affect adversely any rights of any Holders, (d) increase the authorized number of shares of Preferred Stock, (e) sell all or substantially all of its assets,
(f) merge with or into another company or (g) enter into any agreement with respect to the foregoing.

         4. Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the Holders shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value. If the assets of the Company shall be insufficient to pay in full all amounts due to the Holders then the entire assets to be distributed to the Holders shall be distributed among the Holders and the holders of all of the outstanding Common Stock of the Company ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the consummation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or a consolidation or merger of the Company with or into any other company or companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of
Section 7. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

         5. Mechanics of Conversion.

                  (a) Holder's Delivery Requirements. Each share of Preferred Stock shall be convertible into shares of Common Stock at the Conversion Ratio (as defined in Section 10) at the option of the Holder in whole or in part at any time after the Original Issue Date. The Holders shall effect conversions by surrendering to the Company the certificate or certificates representing the shares of Preferred Stock to be converted, together with a copy of the form of conversion notice attached hereto as Exhibit A (the "Conversion Notice"). Each Conversion Notice shall specify the Holder, the number of shares of Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Conversion Notice by facsimile (the "Conversion Date"). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that the Conversion Notice is deemed delivered pursuant to Section 11. Subject to Section 5(b) hereof, each Conversion Notice, once given, shall be irrevocable. If the Holder is converting less than all shares of Preferred Stock represented by the certificate or certificates tendered by the Holder with the Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall promptly cause to be delivered to such Holder (in the manner and within the time set forth in Section 5(b)) a new certificate for such number of shares of Preferred Stock as have not been converted. Shares of Preferred Stock converted into Common Stock shall be cancelled and shall have the status of authorized but unissued shares of undesignated stock.

                  (b) Company's Response. Not later than three (3) Trading Days after any Conversion Date, the Company will cause to be delivered to the Holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 3.l(b) of the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Preferred Stock and (ii) one or more certificates representing the number of shares of Preferred Stock not converted. Upon request of the Holder, in lieu of physical delivery of the shares of Preferred Stock, provided the Company's transfer agent is participating in the Depositary Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder and in compliance with the provisions hereof, the Company shall use its best efforts to cause its transfer agent to electronically transmit any certificate or certificates required to be delivered to the Holder under this Section 5 by crediting the account of the Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system. The time period for delivery described herein shall apply to the electronic transmittals described herein.. If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion by written notice to the Company, in which event the Company shall immediately return the certificates representing the shares of Preferred Stock for which Common Stock was not delivered pursuant to such conversion.

                  (c) Liquidation Damages; etc.
                      -------------------------

                           (i) If the  Company  fails to  deliver  to the Holder
                  such certificate or certificates pursuant to this Section 5 on or prior to the third Trading Day after the Conversion Date (the "Delivery Date"), in addition to all other remedies that such Holder may pursue hereunder or under the Purchase Agreement, the Company shall pay to such Holder in cash, as liquidated damages and not as a penalty, $5,000 per day until such certificates are delivered. If the Company fails to deliver to the Holder such certificate or certificates pursuant to this Section 5 prior to the 15th day after the Conversion Date the Company shall, at the Holder's option, redeem from funds legally available therefor at the time of such redemption, such number of shares of Preferred Stock then held by such Holder, as requested by such Holder. If such Holder opts to redeem any number of shares of Preferred Stock pursuant to this Section 5(c)(i), then the Company shall immediately notify all other Holders of such Holder's election to redeem and, at any other Holders' option, which shall be exercised within two business days thereof, redeem, from funds legally available therefor at the time of such redemption, such number of shares of Preferred Stock then held by such other Holder, as requested by such Holder, which redemption shall be simultaneous with other redemptions referred to above. The redemption price shall be equal to the sum of the number of shares of Preferred Stock then held by such Holder multiplied by (1) the average Per Share Market Value for the five Trading Days immediately preceding (x) the Conversion Date or (y) the date of payment in full by the Company of such prepayment price, whichever is greater, multiplied by, (2) the Conversion Ratio calculated on the Conversion Date. If the Holder has requested that the Company redeem shares of

                  Preferred Stock pursuant to this Section and the Company fails for any reason to pay the redemption price referenced above within seven days after such notice is deemed delivered pursuant to Section 5(c)(i), the Company will pay interest on the redemption price at a rate of 15% per annum in cash to such Holder, accruing from such seventh day until the redemption price and any accrued interest thereon is paid in full. Nothing herein shall limit a Holder's right to pursue actual damages for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein (including, without limitation, damages relating to any purchase of shares of Common Stock by such Holder to make delivery on a sale effected in anticipation of receiving certificates representing shares of Common Stock upon conversion, such damages to be in an amount equal to (A) the aggregate amount paid by such Holder for the shares of Common Stock so purchased minus (B) the aggregate amount of net proceeds, if any, received by such Holder from the sale of the shares of Common Stock issued by the Company pursuant to such conversion), and such Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

                           (ii) In addition to any other rights available to the
                  Holder, if the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 5(c)(i) by the Delivery Date and after the Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver to the satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving on the Delivery Date upon such conversion (a "Buy-In ), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (A) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock purchased for a Buy-In exceeds (B) the aggregate Conversion Price for the number of shares of Common Stock in the Buy-In for which such conversion was not timely honored. For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 aggregate Conversion Price for the number of shares of Common Stock in the Buy-In, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

         (d) Conversion Price. The conversion price for each share of Preferred Stock (the "Conversion Price") in effect on any Conversion Date shall be $4.50, subject to adjustment from time to time pursuant to the provisions of Sections 7 and 8 hereof.

         (e) Restriction on Conversion by Either the Registered Owner or the Company. Notwithstanding anything herein to the contrary, in no event shall any Holder or the Company have the right or be required to convert shares of Preferred Stock if as a result of such conversion the aggregate number of shares of Common Stock beneficially owned by such Registered Owner and its Affiliates would exceed 9.99% of the outstanding shares of the Common Stock following such exercise. For purposes of this Section 5(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. The provisions of this Section 5(e) may be waived by a Holder as to itself (and solely as to itself) upon not less than 65 days prior written notice to the Company, and the provisions of this Section 5(e) shall continue to apply until such 65th day (or later, if stated in the notice of waiver).

         Registration Requirements.

         (a) Reservation of Underlying Shares. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of the Preferred

Stock and free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders of Preferred Stock, not less than 100% of such number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments of Section
7) upon the conversion of all outstanding shares of Preferred Stock (without regard to any limitations on conversion). The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and freely tradable.

         (b) Registration Delay Payments. Notwithstanding the foregoing, the provisions of Section 2(d) of the Registration Statement are incorporated herein by reference.

   7.    Adjustment of Conversion Price.

         (a) Common Stock Dividends; Common Stock Splits; Reverse Common Stock Splits. If the Company, at any time after the Issuance Date (a) shall pay a stock dividend on its Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, then Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this paragraph 7(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

         (b) Rights; Warrants. If the Company, at any time after the Issuance Date, shall issue rights or warrants to all of the holders of its Preferred Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value of Common Stock at the record date mentioned below, the Conversion Price shall be multiplied by a fraction, the denominator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants.

         (c) Subscription Rights. If the Company, at any time after the Issuance Date, shall distribute to all of the holders of Common Stock evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in paragraphs 7(a) and (b) above), then in each such case the Conversion Price at which the Preferred Stock shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction, the denominator of which shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and the numerator of which shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (an "Appraiser") selected in good faith by the Holders of the Preferred Stock; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select in good faith an additional Appraiser meeting the same qualifications, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

         (d) Rounding. All calculations under this Section 7 shall be made to the nearest cent or the nearest l/l00th of a share, as the case may be.


         (e) Notice of Adjustment. Whenever the Conversion Price is adjusted pursuant to paragraphs 7(a), (b) or (c), the Company shall promptly mail to the Holders a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.


         (f) Redemption Event. In case of (A) any reclassification of the Common Stock, (B) any Change of Control Transaction, (C) any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property or (D) (i) the Company's notice to any Holder of the Preferred Stock, including by way of public announcement, at any time, of its intention, for any reason, not to comply with proper requests for the conversion of any shares of the Preferred Stock or (ii) the Company's refusal to honor a duly executed Conversion Notice delivered pursuant to Section 5 hereof (clauses (A) through
(D) above are referred to as a "Redemption  Event"), in the case of (A), (B) and
(C), the Holders shall have the right thereafter to convert the shares of Preferred Stock for shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such Redemption Event, and the Holders shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which the shares of Preferred Stock could have been converted immediately prior to such Redemption Event (without taking into account any limitations or restrictions on the convertibility of the Securities) would have been entitled; provided, however, that in the case of a transaction specified in
(B) in which holders of the Company's Common Stock receive cash, the Holders shall have the right to convert the shares of Preferred Stock for such number of shares of the surviving company equal to the amount of cash into which the shares of Preferred Stock are convertible divided by the fair market value of the shares of the surviving company on the effective date of the merger; provided, further, that in the case of an event specified in (D), the Holders shall have the option to require the Company to redeem, from funds legally available therefor at the time of such redemption, its shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such Holder's Preferred Stock at a price per share equal to the product of (i) the average Per Share Market Value for the five Trading Days immediately preceding
(1) the effective date, the date of the closing, date of occurrence or the date of the announcement, as the case may be, of the Redemption Event triggering such redemption right or (2) the date of payment in full by the Company of the redemption price hereunder, whichever is greater, and (ii) the Conversion Ratio calculated on the effective date, the date of the closing, date of occurrence or the date of the announcement, as the case may be or, at the option of the Holder, on the date of submission of a Redemption Notice. The entire redemption price shall be paid in cash, and the terms of payment of such redemption price shall be subject to the provisions set forth in Section 9(b). In the case of
(A), (B) and (C), the terms of any such Redemption Event shall include such terms so as to continue to give to the Holders the right to receive the securities, cash or property set forth in this Section 7(f) upon any conversion or redemption following such Redemption Event. This provision shall similarly apply to successive Redemption Events.

                  (g)      Reclassification, Etc.  If:

                  A. the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                  B. the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

                  C. the Company shall authorize the granting to the holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                  D. the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

                  E.       the  Company   shall   authorize   the  voluntary  or
                           involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of the conversion of the Preferred Stock, and shall cause to be mailed to the Holders at the address specified herein, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice (provided such notice shall not include any material non-public information) stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

         (h) Adjustment to Conversion Price. In order to prevent dilution of the rights granted under this Certificate of Designations, the Conversion Price will be subject to adjustment at any time prior to that day which is thirty (30) Business Days after the Effectiveness Date of the Registration Statement (as such terms are defined in the Registration Rights Agreement), as provided in this Section 7(h):

         (i) Adjustment of Conversion Price upon Issuance of Common Stock. If at any time after the Issuance Date the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than the Underlying Shares or shares of Common Stock deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined below) or shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the date hereof and listed in Schedule 2.1(c) of the Purchase Agreement or shares of Common Stock issued or deemed to have been issued as consideration for an acquisition by the Company of a division, assets or business (or stock constituting any portion thereof) from another person) for a consideration per share less than the Conversion Price in effect immediately prior to such issuance or sale, then immediately after such issue or sale the Conversion Price then in effect shall be reduced to an amount equal to the consideration per share of Common Stock of such issuance or sale. For purposes of determining the adjusted Conversion Price under this Section 7(h)(i), the following shall be applicable:

                    (A) Issuance of Options. If at any time after the Issuance Date the Company in any manner grants any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (other than the Underlying Shares or shares of Common Stock deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined below) or shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the date hereof and listed in Schedule 2.1(c) of the Purchase Agreement or shares of Common Stock issued or deemed to have been issued as consideration for an acquisition by the Company of a division, assets or business (or stock constituting any portion thereof) from another Person) (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Conversion Price in effect immediately prior to such grant, then the Conversion Price shall be adjusted to equal the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities. No adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                    (B) Issuance of Convertible Securities. If at any time after the Issuance Date the Company in any manner issues or sells any Convertible Securities (other than the Underlying Shares or shares of Common Stock deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined below) or shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the date hereof and listed in Schedule 2.1(c) of the Purchase Agreement or shares of Common Stock issued or deemed to have been issued as consideration for an acquisition by the Company of a division, assets or business (or stock constituting any portion thereof) from another Person) and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price in effect immediately prior to issuance or sale, then the Conversion Price shall be adjusted to equal the price per share for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities. No adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 6(h)(i), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                    (C) Change in Option Price or Rate of Conversion. If there is a change at any time in (i) the purchase price provided for in any Options, (ii) the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock, then the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that no adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

                    (D) Certain Definitions. For purposes of determining the adjusted Conversion Price under this Section 7(h)(i), the following terms have meanings set forth below:

                         (I) "Approved Stock Plan" shall mean any contract, plan or agreement which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director or consultant.

                         (II) "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock issued and outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 7(h)(i)(A) and 7(h)(i)(B) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock issuable upon conversion of the Preferred Stock.

                    (E) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under this Section 7(h)(i), the following shall be applicable:

                         (I) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the arithmetic average of the Per Share Market Values of such security for the five (5) consecutive Trading Days immediately preceding the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the registered owners of a majority of the shares of Preferred Stock then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within forty-eight (48) hours of the tenth (10th) day following the Valuation Event by an Appraiser selected in good faith by the Company, and agreed upon in good faith by the registered owners of a majority of the shares of Preferred Stock then outstanding. The determination of such Appraiser shall be binding upon all parties absent manifest error.

                         (II) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for an aggregate consideration of $.001.

                         (III) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

                         (IV) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                         (V) Certain Events. If any event occurs of the type contemplated by the provisions of Section 7(h)(i) (subject to the exceptions stated therein) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holders or assigns; provided, however, that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this
      Section 7(h).

         Notwithstanding the foregoing,  in no event shall any provision in this
Section 7 cause the Conversion Price to be greater than the Conversion Price on the Date of Issuance.

         8. Major Announcement. If the Company (i) makes a public announcement that it intends to enter into a Change of Control Transaction (as defined in
Section 10) or (ii) any person, group or entity (including the Company, but excluding a Holder or any affiliate of a Holder) publicly announces a bona fide tender offer, exchange offer or other transaction to purchase 50% or more of the Common Stock (such announcement being referred to herein as a "Major
Announcement" and the date on which a Major Announcement is made, the "Announcement Date"), then, in the event that a Holder seeks to convert shares of Preferred Stock on or following the Announcement Date, the Conversion Price shall, effective upon the Announcement Date and continuing through the earlier to occur of the consummation of the proposed transaction or tender offer, exchange offer or other transaction and the Abandonment Date (as defined below), be equal to the lesser of (A) the Conversion Price in effect on the Trading Day immediately preceding the Announcement Date for such Preferred Stock and (B) the Conversion Price on such Conversion Date. "Abandonment Date" means with respect to any proposed transaction or tender offer, exchange offer or other transaction for which a public announcement as contemplated by this paragraph has been made, the date upon which the Company (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer, exchange offer or another transaction which caused this paragraph to become operative.

         9.  INTENTIONALLY OMITTED.

         10. Definitions. For the purposes hereof, the following terms shall have the following meanings:

         "Change of Control Transaction" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Section 13(d)(3) of the Exchange Act), of in excess of 50% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof, or their duly elected successors who are directors immediately prior to such transaction, in one or a series of related transactions, (iii) the merger of the Company with or into another entity, unless following such transaction, the Holders of the Company's securities continue to hold at least 50% of such securities following such transaction, (iv) consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions, or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii), (iii) or (iv).

         "Closing Date" means the date of the closing of the purchase and sale of the Preferred Stock.

         "Commission"   means  the  United   States   Securities   and  Exchange
Commission, or any successor to such agency.

         "Common Stock" means the Company's common stock, $.0001 par value per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

         "Conversion Ratio" means, at any time, a fraction, the numerator of which is the Stated Value and the denominator of which is the Conversion Price at such time.

         "Nasdaq" means The National Market System of the Nasdaq Stock Market.

         "Original Issue Date" shall mean the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

         "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on the Nasdaq or other registered national stock exchange on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the Nasdaq or any registered national stock exchange, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the Nasdaq or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Holders of a majority in interest of the shares of the Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select in good faith an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

         "Person"  means  a   corporation,   an   association,   a  partnership,
organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

         "Purchase Agreement" means the Convertible Preferred Stock Purchase Agreement, dated as of the Original Issue Date, among the Company and the original Holders of the Preferred Stock.

         "Registration   Rights   Agreement"  means  the   Registration   Rights
Agreement, dated as of the Original Issue Date, by and among the Company and the original Holders.

         "Trading Day" means (a) a day on which the Common Stock is traded on the Nasdaq or other registered national stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not listed on the Nasdaq or any registered national stock exchange, a day or which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-t -counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

         "Underlying Shares" means the number of shares of Common Stock into which the Shares are convertible in accordance with the terms hereof and the Purchase Agreement.

         11. Notices. Except as otherwise provided in the event of conversion of shares of Preferred Stock, all notices or other communications required hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received) telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if received by 8:00 p.m. EST where such notice is to be received), or the first business day following such delivery (if received after 8:00 p.m. EST where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur; and shall be regarded as properly addressed if sent to the parties or their representatives at the addresses given below:

             To the Company:           Digital Courier Technologies, Inc.
                                       136 Heber Avenue, Suite 204
                                       P.O. Box 8000
                                       Park City, Utah  84060
                                       Attn:  Mitchell Edwards
                                       Phone:  435-655-3617
                                       Fax:  435-655-3647

             To the Holders:           Brown Simpson Strategic Growth Fund, Ltd.
                                       152 West 57th Street, 40th Floor
                                       New York, New York 10019
                                       Attn: Paul Gustus
                                       Phone:  (212) 247-8200
                                       Fax: (212) 247-1329


                                       Brown Simpson Strategic Growth Fund, L.P.
                                       152 West 57th Street, 40th Floor
                                       New York, New York 10019
                                       Attn: Paul Gustus
                                       Phone:  (212) 247-8200
                                       Fax: (212) 247-1329
             with copies to:           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                       590 Madison Avenue
                                       New York, New York  10022
                                       Attn:  James Kaye, Esq.
                                       Phone:  (212) 872-1000
                                       Fax:  (212) 872-1002

or such other address as any of the above may have furnished to the other parties in writing by registered mail, return receipt requested.

                       12. Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any stock certificates representing Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of such Series A Stock certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the Holder contemporaneously requests the Company to convert such Preferred Stock into Common Stock.

         13. Remedies Characterized; Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. The Company covenants to each Holder of Preferred Stock that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of the Preferred Stock and that the remedy at law in the event of any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holders of the Preferred Stock shall be entitled, in addition to all other available remedies, to an injection restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

         14. Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein. This Certificate of Designation shall be deemed to be jointly drafted by the Company and all Purchasers (as defined in this Purchase Agreement) and shall not be construed against any person as the drafter hereof.

         15. Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder of Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

         16. Fractional Shares. Upon a conversion hereunder, the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time.

If the Company elects not, or is unable, to make such a cash payment, the Holder of a share of Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

         17. Payment of Tax Upon Issue of Transfer. The issuance of certificates for shares of the Common Stock upon conversion of the Preferred Shares shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         18. Shares Owned by Company Deemed Not Outstanding. In determining whether the holders of the outstanding shares of Preferred Stock have concurred in any direction, consent or waiver under this Certificate of Designations, shares of Preferred Stock which are owned by the Company or any other obligor on the warrants or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on such shares shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that any Preferred Stock owned by the Purchasers (as defined in the Purchase Agreement) shall be deemed outstanding for purposes of making such a determination. Preferred Stock so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Company the pledgee's right so to act with respect to such warrants and that the pledgee is not the Company or any other obligor upon the securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the preferred stock.

         19. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.


                            [Signature page follows]

         IN WITNESS WHEREOF Digital Courier Technologies, Inc. has caused this Certificate to be signed by its Executive Vice President and Assistant Secretary respectively, on this 3rd day of March, 1999.


                                              -------------------------
                                              Name:  Mitchell Edwards
                                              Title: Executive Vice President



                                              -------------------------
                                              Name:  Bobbie Downey
                                              Title: Assistant Secretary

                                    EXHIBIT A

                              NOTICE OF CONVERSION
                            AT THE ELECTION OF HOLDER

(To be Executed by the Registered Holder in order to Convert shares of Series __ Preferred Stock)


         The undersigned hereby elects to convert the number of shares of Series
__ Convertible Preferred Stock indicated below, into shares of common stock, par value $.0001 per share (the "Common Stock"), of Digital Courier Technologies, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:


                             --------------------------------------------
                             Date to Effect Conversion

                             --------------------------------------------
                             Number of shares of Series __ Preferred Stock to be Converted

                             --------------------------------------------
                             Number of shares of Common Stock to be Issued

                             --------------------------------------------
                             Applicable Conversion Price

                             --------------------------------------------
                             Signature

                             --------------------------------------------
                             Name

                             --------------------------------------------
                             Address

                                                                       Exhibit B

                                    [Warrant]
                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT.

March 3, 1999
[800,000] shares                                              Warrant No. ______


                       DIGITAL COURIER TECHNOLOGIES, INC.
                             STOCK PURCHASE WARRANT


Registered Owner:  Brown Simpson Strategic Growth Fund, Ltd.

         This certifies that, for value received, Digital Courier Technologies, Inc., a Delaware corporation, the ("Company") grants the following rights to the Registered Owner, or assigns, of this Warrant:

         1. Issue. Upon tender (as defined in section 5 hereof) to the Company, the Company shall issue to the Registered Owner, Brown Simpson Strategic Growth Fund, Ltd., or assigns, up to the number of shares specified in paragraph 2 hereof of fully paid and nonassessable shares of Common Stock, par value $.0001 per share ("Common Stock"), that the Registered Owner, or assigns, is otherwise entitled to purchase.

         2. Number of Shares. The total number of shares of Common Stock that the Registered Owner, or assigns, of this Warrant is entitled to receive upon exercise of this Warrant is 800,000 shares of Common Stock, subject to adjustment from time to time as set forth in paragraph 6 below. The Company shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all conversion and purchase rights represented by outstanding convertible securities, options and warrants, including this Warrant. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of this Warrant shall, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the purchase and the issuance of the shares.


         3. Exercise Price. (a) The initial exercise price of this Warrant, the price at which the shares of stock issuable upon exercise of this Warrant may be purchased, is $5.23 per share, and upon the six-month anniversary of the date hereof, shall be adjusted as set forth in section 3(b) hereof, and subject to adjustment from time to time pursuant to the provisions of paragraph 6 below (the "Exercise Price").

                (b) At 5:00 p.m. on September 4, 1999 (the "Reset Date"), the Exercise Price shall be adjusted to be equal to the lesser of (i) $5.23 per share, or (ii) the average Per Share Market Value during any five (5) consecutive Trading Days during the period of the 22 Trading Days immediately preceding the Reset Date. The Registered Owner shall send written notice to the Company of the Exercise Price, as adjusted pursuant to this paragraph, together with computation of such adjusted Exercise Price and the computation of the average Per Share Market Value for each such five-day period, no later than the second (2nd) Business Day after the Reset Date. The Exercise Price shall be deemed to be adjusted to such new Exercise Price unless the Company notifies the Registered Owner within one (1) Business Day after receipt of such written notice from the Registered Owner that the Company disagrees with the computation of such adjustment. If the Registered Owner and the Company fail to agree upon the adjusted Exercise Price within one (1) Business Day after the Company has given such notice, the Exercise Price shall be computed promptly by a securities firm acceptable to both the Registered Owner and the Company, and such computation shall be final.

         4. Exercise Period. This Warrant may only be exercised 120 days after the Effectiveness Date of the Registration Statement as defined in the Registration Rights Agreement and up to and including , _____ [2004] (the "Exercise Period"). If not exercised during this period, this Warrant and all rights granted under this Warrant shall expire and lapse.

         5.     Tender.

                (a)       This Warrant may be exercised, in whole or in part, by
(i) actual delivery of (a) the Exercise Price in cash, (b) a duly executed Warrant Exercise Form, a copy of which is attached to this Warrant as Exhibit A, properly executed by the Registered Owner, or assigns, of this Warrant, and (c) by surrender of this Warrant or (ii) if the resale of the Warrant Shares by the Registered Owner is not then registered pursuant to an effective registration statement under the Securities Act, delivery to the Company of a written notice of an election to effect a "Cashless Exercise" (as defined below) for the Warrant Shares specified in the Warrant Exercise Form. The Warrant Shares so purchased shall be deemed to be issued to the Registered Owner as of the close of business on the date on which this Warrant shall have been surrendered, the completed Warrant Exercise Form shall have been delivered and payment shall have been made for such shares as set forth above. The payment and Warrant Exercise Form must be delivered to the registered office of the Company either in person or as set forth in Section 11 hereof.

                (b) Commencing ninety (90) days from the Filing Date (as defined in the Registration Rights Agreement), if, and only if, at the time of exercise of this Warrant, the Warrant Shares are not saleable pursuant to an effective registration statement, then in addition to the exercise of all or a part of this Warrant by payment of the Exercise Price in cash as provided above, and in lieu of such payment, the Registered Owner shall have the right to effect a cashless exercise (a "Cashless Exercise"). In the event of a Cashless Exercise the Registered Owner may exercise this Warrant in whole or in part by surrendering this Warrant in exchange for the number of shares of Common Stock equal to the product of (x) the number of shares as to which this Warrant is being exercised multiplied by (y) a fraction, the numerator of which is the Per Share Market Value of the Common Stock less the Exercise Price then in effect and the denominator of which is the Per Share Market Value (in each case adjusted for fractional shares as herein provided).

                (c) In lieu of physical delivery of the Warrant Shares, provided the Company's transfer agent is participating in the Depositary Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Registered Owner and in compliance with the provisions hereof, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Warrant Shares to the Registered Owner by crediting the account of the Registered Owner's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system. The time period for delivery described herein shall apply to the electronic transmittals described herein. (d) Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Warrant Exercise Form, shall be delivered to the Registered Owner within a reasonable time, not exceeding three (3) Business Days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Registered Owner and shall be registered in the name of the Registered Owner or such other name as shall be designated by such Registered Owner. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Registered Owner a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

         6.     Further Adjustment of Exercise Price.

                (a) If the Company, at any time while this Warrant is outstanding, (a) shall pay a stock dividend on its Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Exercise Price shall be multiplied by a fraction the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this paragraph (6)(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re- classification.

                (b) If the Company, at any time while this Warrant is outstanding, shall issue rights or warrants to all of the holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value of Common Stock at the record date mentioned below, the Exercise Price shall be multiplied by a fraction, the denominator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Exercise Price pursuant to this paragraph (6)(b), if any such right or warrant shall expire and all or any portion thereof shall not have been exercised, the Exercise Price shall immediately upon such expiration be re-computed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Exercise Price made pursuant to the provisions of section (g) after the issuance of such rights or warrants) had the adjustment of the Exercise Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock (if any) actually purchased upon the exercise of such rights or warrants actually exercised.

                (c) If the Company, at any time while this Warrant is outstanding, shall distribute to all of the holders of Common Stock evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in paragraphs 6(a) and (b) above), then in each such case the Exercise Price at which the Warrant shall thereafter be exercisable shall be determined by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction the denominator of which shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and the numerator of which shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (an "Appraiser") selected in good faith by the Registered Owner of the Warrant; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser meeting the same qualifications, in good faith, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                (d) All calculations under this section 6 shall be made to the nearest cent or the nearest l/l00th of a share, as the case may be.

                (e) Whenever the Exercise Price is adjusted pursuant to paragraphs 6(a), (b) or (c), the Company shall promptly mail to the holder of the Warrant, a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                (f) In case of (A) any reclassification of the Common Stock, (B) any Change of Control (as defined in the Purchase Agreement), (C) any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property or (D) the Company's notice to any Registered Owner, including by way of public announcement, at any time, of its intention, for any reason, not to comply with proper requests for the exercise of any such warrants (clauses (A) through (D) above referred to as a "Redemption Event"), in the case of (A), (B) and (C), the Registered Owner shall have the right thereafter to convert the Warrant for shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such Redemption Event, and the Registered Owner shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which the Warrant could have been converted immediately prior to such Redemption Event (without taking into account any limitations or restrictions on the convertibility of the Securities) would have been entitled; provided, however, that in the case of a transaction specified in (B) in which holders of the Company's Common Stock receive cash, the Registered Owner shall have the right to convert the Warrant Shares for such number of shares of the surviving company equal to the amount of cash into which the Warrant is convertible divided by the fair market value of the shares of the surviving company on the effective date of the merger; provided, further, that in the case of an event specified in (D), the Registered Owner shall have the option to require the Company to redeem, from funds legally available therefor at the time of such redemption, its shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such Registered Owner's Warrants at a price per share equal to the product of (i) the average Per Share Market Value for the five Trading Days immediately preceding (1) the effective date, the date of the closing, date of occurrence or the date of the announcement, as the case may be, of the Redemption Event triggering such redemption right or (2) the date of payment in full by the Company of the redemption price hereunder, whichever is greater, and (ii) the number of shares of Common Stock of the Company into which the Warrant could have been converted immediately prior to such Redemption Event. The entire redemption price shall be paid in cash. In the case of (A), (B) and (C) the terms of any such Redemption Event shall include such terms so as to continue to give to the Registered Owner the right to receive the securities, cash or property set forth in this Section 6(f) upon any conversion or redemption following such Redemption Event. This provision shall similarly apply to successive Redemption Events.

                  (g)     If:

                  A. the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                  B. the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

                  C. the Company shall authorize the granting to the holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                  D. the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

                  E.      the  Company   shall   authorize   the   voluntary  or
                          involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of exercise of this Warrant, and shall cause to be mailed to the Registered Owner of this Warrant at its address as it shall appear below, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice (provided such notice shall not include any material non-public information) stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

                  (h) Adjustment to Exercise Price. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price will be subject to adjustment from time to time as provided in this Section 6(h).

                  (i) Adjustment of Exercise Price upon Issuance of Common Stock. If at any time prior to the one year anniversary of the Reset Date, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than the Underlying Shares or shares of Common Stock deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined below) or shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the date hereof and listed in Schedule 2.1(c) of the Purchase Agreement) for a consideration per share less than the Exercise Price in effect immediately prior to such issuance or sale, then immediately after such issue or sale, the Exercise Price then in effect shall be reduced to an amount equal to the consideration per share of Common Stock of such issuance or sale. If at any time prior to the one year anniversary of the Reset Date, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than Underlying Shares, shares of Common Stock deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined below) or shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the date hereof and listed in
         Schedule 2.1(c) of the Purchase Agreement or shares of Common Stock issued or deemed to have been issued as consideration for an acquisition by the Company of a license or of a division, assets or business (or stock constituting any portion thereof) from another person) for a consideration per share which is (A) greater than the Exercise Price in effect immediately prior to such issuance or sale and
         (B) less the average of the Per Share Market Values on the five consecutive Trading Days immediately preceding the date of such issuance or sale (the price in this clause (B) is herein referred to as "Market Price"), then immediately after such issue or sale, the Exercise Price then in effect shall be reduced to an amount equal to the product of (x) the Exercise Price in effect immediately prior to such issue or sale and (y) the quotient determined by dividing (1) the sum of (I) the product of (A) the Market Price and (B) the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issue or sale, and (II) the consideration, if any, received by the Company upon such issue or sale, by (2) the product of (I) the Market Price and (II) the number of shares of Common Stock Deemed Outstanding (as defined below) immediately after such issue or sale; provided that no adjustment shall be made if such adjustment would result in an increase of the Exercise Price in effect immediately prior to such issuance or sale. For purposes of determining the adjusted Exercise Price under this Section 6(h)(i), the following shall be applicable:

                           (A) Issuance of Options. If at any time prior to the one year anniversary of the Reset Date, the Company in any manner grants any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Exercise Price in effect immediately prior to such grant, then the Exercise Price shall be adjusted to equal the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities. If at any time prior to the one year anniversary of the Reset Date, the Company in any manner grants any Options (other than Underlying Shares, shares of Common Stock deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined below) or shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the date hereof and listed in Schedule 2.1(c) of the Purchase Agreement and the price per share for which Common Stock is issuable upon exercise of such Options or upon the conversions or exchange of such Convertible Securities is (A) greater than the Exercise Price in effect immediately prior to such issuance or sale and (B) less Market Price, then immediately after such issue or sale, the Exercise Price then in effect shall be reduced to an amount equal to the product of
         (x) the Exercise  Price in effect  immediately  prior to such grant and
         (y) the quotient determined by dividing (1) the sum of (I) the product of (A) the Market Price and (B) the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issue or sale, and (II) the consideration, if any, received by the Company upon such issue, sale, grant, exercise, conversion or exchange, by (2) the product of (I) the Market Price and (II) the number of shares of Common Stock Deemed Outstanding (as defined below) immediately after such grant; provided that no adjustment shall be made if such adjustment would result in an increase of the Exercise Price in effect immediately prior to such grant. No adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                           (B) Issuance of Convertible Securities. If at any time prior to the one year anniversary of the Reset Date, the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Exercise Price in effect immediately prior to issuance or sale, then the Exercise Price shall be adjusted to equal the price per share for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities. If at any time prior to the one year anniversary of the Reset Date, the Company issues or sells, or is deemed to have issued or sold, any Convertible Securities and the price per share for which Common Stock issuable upon conversion or exchange of such Convertible Securities is (A) greater than the Exercise Price in effect immediately prior to such issuance or sale and (B) less the Market Price, then immediately after such issue or sale, the Exercise Price then in effect shall be reduced to an amount equal to the product of (x) the Exercise Price in effect immediately prior to such issue or sale and (y) the quotient determined by dividing (1) the sum of (I) the product of (A) the Market Price and
         (B) the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issue or sale, and (II) the consideration, if any, received by the Company upon such issue or sale, by (2) the product of (I) the Market Price and (II) the number of shares of Common Stock Deemed Outstanding (as defined below) immediately after such issue or sale; provided that no adjustment shall be made if such adjustment would result in an increase of the Exercise Price in effect immediately prior to such issuance or sale. No adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible
         Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Exercise Price had been or are to be made pursuant to other provisions of this Section 6(h)(i), no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

                           (C) Change in Option Price or Rate of Conversion. If there is a change at any time in (i) the purchase price provided for in any Options, (ii) the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities or
         (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock, then the Exercise Price in effect at the time of such change shall be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that no adjustment shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

                           (D) Certain Definitions. For purposes of determining the adjusted Exercise Price under this Section 6(h)(i), the following terms have meanings set forth below:

                                (I) "Approved Stock Plan" shall mean any contract, plan or agreement which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director or consultant.

                                (II) "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock issued and outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 6(h)(i)(A) and 6(h)(i)(B) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock issuable upon exercise of the Warrants.

                           (E) Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under this Section 6(h)(i), the following shall be applicable:


                                (I) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the arithmetic average of the Per Share Market Values of such security for the five (5) consecutive Trading Days immediately preceding the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Registered Owners of a majority of the Underlying Shares of Tranche C Warrants and the Tranche D Warrants then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within forty-eight (48) hours of the tenth (10th) day following the Valuation Event by an Appraiser selected by the Company. The determination of such Appraiser shall be binding upon all parties absent manifest error.

                                (II) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for an aggregate consideration of $.01.

                                (III) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

                                (IV) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (ii) Certain Events. If any event occurs of the type contemplated by the provisions of Section 6(h)(i) (subject to the exceptions stated therein) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Exercise Price so as to protect the rights of the Registered Owner, or assigns, of this Warrant; provided, however, that no such adjustment will increase the Exercise Price as otherwise determined pursuant to this Section 6(h).

         7. Call Option. If, at any time during the Exercise Period, the Per Share Market Value equals or exceeds an amount equal to 200% of the Exercise Price at such time for a period of 30 consecutive Trading Days, then the Company shall have the right during the 6 month period commencing on the first business day after such 30-day period, upon written notice to the Registered Owner, to cause such Registered Owner to exercise this Warrant in full by delivering to the Company the Exercise Price in cash, the Warrant Exercise Form and this Warrant as specified in section 5 hereof within the period of ten (10) business days commencing on the Registered Owner's receipt of such notice; provided, however, that the Company can exercise the right specified in this section 7 only if, in addition to the conditions specified herein, there is an effective registration statement under the Securities Act relating to the shares of Common Stock issuable upon the exercise of this Warrant so that the Registered Owner may freely offer and sell such shares of Common Stock without further registration under the Securities Act or compliance with Rule 144 thereunder or any other exemptive provision or rule thereunder so long as the Registered Owner is not an Affiliate of the Company; provided, further, that in no event shall the Company cause the Registered Owner to deliver the Warrant Shares pursuant to this Section 7 on any day which is prior to the 15th calendar day of the month in which such call option is exercised..

         8. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement. As used in this Warrant, the following terms have the following meanings:

         "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," controlling" and "controlled" have meanings correlative to the foregoing.


         "Appraiser" has the meaning assigned to it in section 6(c) hereof.

         "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York generally are authorized or required by law or other government actions to close.

         "Common Stock" means the shares of the Company's Common Stock, par value $.0001 per share.

         "Company"  means  Digital  Courier   Technologies,   Inc.,  a  Delaware
corporation.

         "Convertible Securities" has the meaning assigned to it in section 6(h)(i)(A) hereof.

         "Exercise Period" has the meaning assigned to it the section 4 hereof.

         "Exercise Price" has the meaning assigned to it in section 3 hereof

         "Market Price" has the meaning assigned to it in section 6(h)(i) hereof.

         "Options" has the meaning assigned to it in section 6(h)(i)(A) hereof.

         "Per Share Market Value" means on any particular date (i) the closing bid price per share of the Common Stock on such date on the National Market System of the Nasdaq Stock Market or other registered national stock exchange on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (ii) if the Common Stock is not listed then on the National Market System of the Nasdaq Stock Market or any registered national stock exchange, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (iii) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the holder of this Warrant; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

         "Purchase Agreement" means that certain Securities Purchase Agreement, dated as of March 3, 1999 and as subsequently amended, among the Company, Brown Simpson Strategic Growth Fund, Ltd. and Brown Simpson Strategic Growth Fund, L.P.

         "Redemption Event" has the meaning assigned to it in section 6(f) hereof.

         "Registered Owner" means Brown Simpson Strategic Growth Fund, L.td. or such other Person as shown on the records of the Company as being the registered owner of this Warrant.

         "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of March 3, 1999 and as subsequently amended, among the Company, Brown Simpson Strategic Growth Fund, Ltd. and Brown Simpson Strategic Growth Fund, L.P.

         "Trading Day(s)" means any day on which the primary market on which shares of Common Stock are listed is open for trading.

         "Tranche  C  Warrant"  means  the  warrant  issuable  at the  Tranche C
Closing.

         "Tranche  D  Warrant"  means  the  warrant  issuable  at the  Tranche D
Closing.

         "Underlying Shares" has the meaning assigned to it in section 2.1(d) of the Purchase Agreement.

         9. Registration Rights. The Company will undertake the registration of the Common Stock into which such Warrants are exercisable at such times and upon such terms pursuant to the provisions of the Registration Rights Agreement.

         10. Reservation of Underlying Shares. The Underlying Shares are and will at all times hereafter continue to be duly authorized and reserved for issuance pursuant to this Warrant.

         11. Notices. All notices or other communications required hereunder shall be in writing and shall be sent either (i) by courier, or (ii) by telecopy as well as by registered or certified mail, and shall be regarded as properly given in the case of a courier upon actual delivery to the proper place of address; in the case of telecopy, on the day following the date of transmission if properly addressed and sent without transmission error to the correct number and receipt is confirmed by telephone within 48 hours of the transmission; in the case of a letter for which a telecopy could not be successfully transmitted or receipt of which could not be confirmed as herein provided, three days after the registered or certified mailing date if the letter is properly addressed and postage prepaid; and shall be regarded as properly addressed if sent to the parties or their representatives at the addresses given below:

            To the Company:           Digital Courier Technologies, Inc.
                                      136 Heber Avenue, Suite 204
                                      P.O. Box 8000
                                      Park City, Utah  84060
                                      Attn:  Mitchell Edwards
                                      Phone:  435-655-3617
                                      Fax:  435-655-3647

            To the Registered
            Owner:                    Brown Simpson Strategic Growth Fund, Ltd.
                                      152 West 57th Street, 40th Floor

                                      New York, New York 10019
                                      Attn:  Paul Gustus
                                      Phone:  (212) 247-8200
                                      Fax: (212) 247-1329


            with copies to:           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                      590 Madison Avenue
                                      New York, New York  10022
                                      Attn:  James Kaye, Esq.

                                      Phone:  (212) 872-1000
                                      Fax:  (212) 872-1002

or such other address as any of the above may have furnished to the other parties in writing by registered mail, return receipt requested.

         12. Restriction on Exercise by Either the Registered Owner or the Company. Notwithstanding anything herein to the contrary, in no event shall any Registered Owner or the Company have the right or be required to exercise this Warrant if as a result of such exercise the aggregate number of shares of Common Stock beneficially owned by such Registered Owner and its Affiliates would exceed 9.99% of the outstanding shares of the Common Stock following such exercise. For purposes of this Section 12, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. The provisions of this Section 12 may be waived by a Registered Owner as to itself (and solely as to itself) upon not less than 65 days prior written notice to the Company, and the provisions of this Section 12 shall continue to apply until such 65th day (or later, if stated in the notice of waiver).



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first set forth above.

                                              DIGITAL COURIER TECHNOLOGIES, INC.


                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:

                                    EXHIBIT A
                              Warrant Exercise Form

TO:      DIGITAL COURIER TECHNOLOGIES, INC.

         The undersigned hereby: (1) irrevocably subscribes for and offers to purchase _______ shares of Common Stock of Digital Courier Technologies, Inc., pursuant to Warrant No. ___ heretofore issued to ___________________ on ____________, 1998; (2) encloses a payment of $__________ for these shares at a price of $____ per share (as adjusted pursuant to the provisions of the Warrant); and (3) requests that a certificate for the shares be issued in the name of the undersigned and delivered to the undersigned at the address specified below.
                  Date:
                                         ---------------------------------------
                  Investor Name:
                                         ---------------------------------------
                  Taxpayer Identification
                                         ---------------------------------------
                  Number:
                                         ---------------------------------------
                  By:
                                         ---------------------------------------
                  Printed Name:
                                         ---------------------------------------
                  Title:
                                         ---------------------------------------
                  Address:
                                         ---------------------------------------
                                         ---------------------------------------
                                         ---------------------------------------

                  Note: The above signature should correspond exactly with the name on the face of this Warrant Certificate or with the name of assignee appearing in assignment form below.

AND, if said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder less any fraction of a share paid in cash and delivered to the address stated above.

                                                                       Exhibit C

                    [Irrevocable Transfer Agent Instruction]



                                  March 4, 1999

American Securities Transfer & Trust, Inc.
1825 Lawrence Street
Suite 444
Denver, CO  80202

                             ATTENTION: JO PETERSON

         Re:  IRREVOCABLE INSTRUCTIONS

Dear Jo,

         Reference is made to that certain Securities Purchase Agreement (the "Purchase Agreement") to be entered into among Digital Courier Technologies, Inc., a Delaware corporation (the "Company") and the purchasers named therein (collectively, the "Holders") pursuant to which the Company is issuing to the Holders shares of its Common Stock, par value $.0001 per share (the "Common Stock"), Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (together the "Preferred Stock"), and Tranche C Warrants and Tranche D Warrants (together, the "Warrants"). The Preferred Stock will be convertible into shares of Common Stock and the Warrants will be exercisable for shares of the Common Stock. Capitalized terms not otherwise defined herein have the meanings given them in the Purchase Agreement.

         This letter will serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) upon a Holder's conversion of Preferred Stock or exercise of a Warrant, to issue to the Holder so converting or exercising, the shares of Common Stock issuable upon such conversion or exercise (the "Underlying Shares"), provided that you have received either (1) an executed and completed Notice of Conversion form and an a letter or other written authorization from an authorized officer of the Company stating that the Company has received the Preferred Stock certificate to be converted or (2) an executed and completed Form of Exercise of the Warrant from a Holder and a letter or other written authorization from an authorized officer of the Company stating that the Company has received payment of the exercise price for the Warrants. You are hereby instructed to place the following legend on certificates evidencing the Underlying Shares unless (x) you are in receipt of written confirmation from counsel to the Company that a registration statement covering resales of the Underlying Shares has been declared effective by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act") or (y) you are in receipt of written confirmation from counsel to the Company that such Underlying Shares otherwise may be issued without a securities legend restricting transfer thereby, which share certificates shall not bear any legend:

                          THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED
                WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT.

The Company from time to time may notify you to place stop-transfer restrictions on the certificates for the Underlying Shares in the event a prospectus covering the Underlying Shares is no longer current and cannot be used.

         Please be advised that the Holders are relying on this letter as an inducement to enter into the Purchase Agreement and, accordingly, each Holder is a third-party beneficiary to these instructions.


Very truly yours,

DIGITAL COURIER TECHNOLOGIES, INC.




By:
   ---------------------------
         Barbara P. Downey
         Vice President-Legal

                                                                       Exhibit D

                            [Company's Legal Opinion]



                                  March 3, 1999

Brown Simpson Strategic Growth Fund, Ltd.
152 West 57th Street, 40th Floor
New York, New York  10019

Brown Simpson Strategic Growth Fund, L. P.
152 West 57th Street, 40th Floor
New York, New York  10019

         Re:      Purchase   of  Units  of   Securities   of   Digital   Courier
                  Technologies, Inc. (the Company")

Ladies and Gentlemen:

         I am an attorney-at-law and am duly authorized to practice law in the State of California. I am presently in-house counsel to the Company and have acted as such in connection with the above-referenced transaction. In such capacity, I have examined the following documents:

(a) Securities Purchase Agreement, dated March 3, 1999, among the Company and the Purchasers (the "Purchase Agreement;" all capitalized terms otherwise not defined herein have the meanings assigned to them in the Purchase Agreement);

(b)      The Registration Rights Agreement;

(c) The Warrants;

(d) The Company's Restated and Amended Certificate of Incorporation and its Bylaws, including the Certificate of Designation of Convertible Preferred Stock, Series A (the "Certificate of Designation").

                          The  Purchase   Agreement,   the  Registration  Rights
                Agreement, the Certificate of Designation and the Warrants are hereinafter collectively referred to as the "Transaction Documents."

         In  addition,   I  have  reviewed  such  other  documents,   made  such
investigation of fact, examined such questions of law, and done such other things as I have deemed necessary in order to render this opinion.

         I am of the opinion that:

1.   Each  of  the  Company  and  its   Subsidiaries  is  a  corporation,   duly
     incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than the Subsidiaries. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary.

2. The Company has the requisite corporate power and authority to enter into and consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company. Each of the Transaction Documents has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

3. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated by such agreements do not and will not (i) conflict with or violate any provision of its Certificate of Incorporation or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or
     (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restrictions of any court or governmental authority to which the Company is subject (including Federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority.

4. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other Federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents. Based on the representations and warranties of the Company set forth in Section
     2.1 of the Purchase Agreement and assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 2.2 of the Purchase Agreement, the offer, issuance and sale of the shares of Preferred Stock, Common Stock and the Warrants to the Purchasers pursuant to the Purchase Agreement are exempt from the registration requirements of the Securities Act.

5. To my knowledge, the Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (the "SEC Documents") on a timely basis. As of their respective dates, the SEC
     Documents complied in all material respects as to form with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

6. There is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries which, if adversely decided, could reasonably be expected to have a material adverse effect on the issuance of the shares of Preferred Stock, Common Stock or the Warrants or the consummation of the transactions contemplated by the Transaction Documents.

7. All of the Company's issued and outstanding capital stock has been duly authorized, validly issued and is fully paid and non-assessable as of the date hereof.


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

8. The Company has full corporate power and authority to issue, sell and deliver the shares of Preferred Stock and Common Stock pursuant to the Purchase Agreement, the Warrants and the Warrant Stock.

9. The Company has duly authorized and reserved for issuance such number of shares of Common Stock as are issuable upon conversion of the Preferred Stock or exercise of the Warrants in accordance with the terms of the Transaction Documents. When issued by the Company in accordance with the terms of the Transaction Documetns, the Underlying Shares will be validly issued, fully paid and non-assessable.

          The foregoing opinion applies only with respect to the laws of the State of California as applied by courts located in California and the Federal laws of the United States of America, and I express no opinion with respect to the laws of any other jurisdiction. With respect to the opinion set forth in paragraph 2 above, I call you attention to the fact that the Transaction Documents are governed by New York law. As I am not rendering any opinion with respect to New York law, I have not examined the question of whether the Transaction Documents are enforceable under New York law, nor have I examined the question of what law would govern the interpretation or enforcement of the Transaction Documents. If the Transaction Documents were governed by California law, they would be enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application

          This opinion is solely for the benefit of the Purchasers and may not be relied upon in any manner by any other person or entity without our express written consent.

                                        Very truly yours,



                                        Bobbie Downey
                                        Vice President-Legal


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